Exhibit 5.1

1114 Avenue of the

Americas, 23rd Floor

New York, New York

10036.7703 USA

P. 212.880.6000 | F.

212.682.0200

79 Wellington St. W., 30th

Floor
Box 270, TD South Tower
Toronto, Ontario M5K 1N2

Canada
P. 416.865.0040 | F.

416.865.7380

www.torys.com

April 1, 2022

Greenbrook TMS Inc.
890 Yonge Street, 7th Floor
Ontario M4W 3P4

Dear Sirs/Mesdames:

RE:	Greenbrook TMS Inc. (the “Corporation”) – Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as U.S. and Canadian counsel to the Corporation in connection with the filing with the U.S. Securities and Exchange Commission (the “Commission”) on the date hereof of a Registration Statement on Form F-3 (the “Registration Statement”) for the purpose of registering under the U.S. Securities Act of 1933, as amended (the “Securities Act”) (i) common shares in the capital of the Corporation (the “Common Shares”), (ii) preferred shares in the capital of the Corporation (the “Preferred Shares”), (iii) warrants to purchase Common Shares, Preferred Shares or other securities of the Corporation (“Warrants”), (iv) subscription receipts, each of which, once purchased, will entitle the holder to receive upon satisfaction of certain release conditions, and for no additional consideration, one Common Share and/or other securities of the Corporation (“Subscription Receipts”), and (v) securities comprised of more than one of Common Shares, Preferred Shares, Warrants and Subscription Receipts offered together as a unit (“Units” and, collectively with the Common Shares, Preferred Shares, Warrants and Subscription Receipts, the “Securities”).

The Registration Statement includes a prospectus (the “Prospectus”), which provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Securities may be offered and sold by the Corporation in primary offerings from time to time, subject to the limitations described in the Registration Statement and the terms and conditions to be set forth in the applicable Prospectus Supplement(s); and certain selling shareholders to be named in a Prospectus Supplement (“Selling Shareholders”) may offer and sell Common Shares in secondary offerings from time to time, as contemplated by the Registration Statement and described in the applicable Prospectus Supplement.

The Warrants may be issued pursuant to warrant agreements or warrant indentures (each, a “Warrant Indenture”) to be entered into between the Corporation and one or more banks or trust companies acting as warrant agent and the Warrants may be represented by certificates (each, a “Warrant Certificate” and, together with the related Warrant Indenture, the “Governing Warrant Documents”). The Subscription Receipts may be issued pursuant to subscription receipt agreements (each, a “Subscription Receipt Agreement”) to be entered into between the Corporation and one or more escrow agents and the Subscription Receipts may be represented by certificates (each, a “Subscription Receipt Certificate” and, together with the related Subscription Receipt Agreement, the “Governing Subscription Receipt Documents”). The Units may be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) to be entered into between the Corporation and one or more banks or trust companies acting as agent and the Units may be represented by certificates (each, a “Unit Certificate” and together with the related Unit Agreement, the “Governing Unit Documents”, and, together with the Governing Warrant Documents and Governing Subscription Receipt Documents, the “Transaction Documents”).

We are qualified to practice law in the Province of Ontario and the State of New York, and we do not express any opinion with respect to the laws of any jurisdiction other than (a) the laws of the Province of Ontario and the federal laws of Canada applicable therein (including in respect of the Business Corporations Act (Ontario) (the “OBCA”)), and (b) the laws of the State of New York, in each case, in force at the date of this opinion letter (the “Applicable Law”). Notwithstanding the foregoing and our opinions set forth below, we express no opinion with respect to the compliance or non-compliance with applicable privacy laws in connection with any Transaction Document or the issuance and sale of any Securities.

We, as your counsel, have made such investigations and examined originals or copies certified or otherwise identified to our satisfaction of such documents, records, certificates of the Corporation, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion including:

(a)	the Registration Statement;

(b)	the articles and by-laws of the Corporation, as amended (the “Constating Documents”);

(c)	the resolutions of the board of directors of the Corporation relating to the filing of the Registration Statement and related matters; and

(d)	a certificate of an officer of the Corporation dated the date hereof regarding certain factual matters (the “Officer’s Certificate”).

In rendering the opinions expressed herein, we have relied exclusively on the Officer’s Certificate with respect to the accuracy of the factual matters contained therein. We have not performed any independent check or verification of such factual matters. We have also, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and directors or managers, as the case may be, and officers of the Corporation that we reviewed were and are accurate, and (vii) all representations made by the Corporation as to matters of fact in the documents that we reviewed were and are accurate. Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1.	With respect to any Common Shares or Preferred Shares which may be offered by the Corporation pursuant to the Registration Statement (the “Offered Shares”), when

a.	the issuance and sale of the Offered Shares have been duly authorized by all necessary corporate action in conformity with the Constating Documents (as then in effect) and the OBCA (as then in effect), including, with respect to the issuance of any series of Preferred Shares, the filing of the applicable articles of amendment under the OBCA, and do not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Corporation or any of its subsidiaries and comply with any requirement or restriction imposed by any stock exchange, court or governmental body having jurisdiction over the Corporation or any of its subsidiaries;

b.	the full consideration for the Offered Shares, determined to be adequate by the Corporation’s Board of Directors, and as provided pursuant to the applicable agreements pursuant to which such Offered Shares are to be issued, in the manner contemplated in the applicable Prospectus Supplement relating thereto, has been received by the Corporation; and

c.	if certificated, the certificates representing the Offered Shares have been duly executed and delivered by the proper officers of the Corporation to the purchasers thereof against payment of the consideration therefor as described in 1.b. above, the Offered Shares will be validly issued, fully paid, and non-assessable.

2.	With respect to any Common Shares which may be offered by Selling Shareholders pursuant to the Registration Statement (the “Secondary Shares”), when

a.	the Secondary Shares to be sold by the Selling Shareholders have been duly authorized by all necessary corporate action by the Corporation in conformity with the Constating Documents (as then in effect) and the OBCA (as then in effect), and do not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Corporation, and comply with any requirement or restriction imposed by any stock exchange, court or governmental body having jurisdiction over the Corporation or any of its subsidiaries;

b.	the full consideration for the Secondary Shares, as provided pursuant to the applicable agreements pursuant to which such Secondary Shares are to be sold, in the manner contemplated in the applicable Prospectus Supplement relating thereto, has been received by the Selling Shareholders; and

c.	if certificated, the certificates representing the Secondary Shares to be sold by the Selling Shareholders have been duly executed and delivered by the proper officers of the Corporation to the purchasers thereof against payment of the consideration therefor as described in 2.b. above, the Secondary Shares will be validly issued, fully paid, and non-assessable.

3.	With respect to any Warrants which may be offered pursuant to the Registration Statement (the “Offered Warrants”), assuming the applicable Governing Warrant Documents, if any, have been duly authorized, executed and delivered by the applicable warrant agent, when

a.	the terms, issuance, and sale of the Offered Warrants, and the Governing Warrant Documents, if any, have been duly authorized by all necessary corporate action in conformity with the Constating Documents (as then in effect) and the OBCA (as then in effect), and provided the issuance and sale of the Offered Warrants does not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Corporation or any of its subsidiaries and comply with any requirement or restriction imposed by any stock exchange, court or governmental body having jurisdiction over the Corporation or any of its subsidiaries;

b.	the full consideration for the Offered Warrants, determined to be adequate by the Corporation’s Board of Directors, and as provided pursuant to the applicable agreements, if any, pursuant to which such Offered Warrants are to be issued, in the manner contemplated in the applicable Prospectus Supplement relating thereto, has been received by the Corporation;

c.	if certificated, the Warrant Certificates representing the Offered Warrants have been duly executed, countersigned (if required), issued, and delivered in accordance with the terms of the Warrant Indenture, if any, to the purchasers thereof against payment of the consideration as described in 3.b. above; and

d.	the Warrant Indenture, if any, relating to the Offered Warrants has been duly authorized, executed, and delivered by the Corporation,

the Offered Warrants will be validly issued, and the Offered Warrants, and the Governing Warrant Documents, if any, will be valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

4.	With respect to the Subscription Receipts which may be offered pursuant to the Registration Statement (the “Offered Subscription Receipts”), assuming the applicable Governing Subscription Receipt Documents, if any, have been duly authorized, executed and delivered by the applicable escrow agent, when

a.	the terms, issuance, and sale of the Offered Subscription Receipts and the Governing Subscription Receipt Documents, if any, have been duly authorized by all necessary corporate action in conformity with the Constating Documents (as then in effect) and the OBCA (as then in effect), and provided the issuance and sale of the Offered Subscription Receipts does not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Corporation or any of its subsidiaries and comply with any requirement or restriction imposed by any stock exchange, court or governmental body having jurisdiction over the Corporation or any of its subsidiaries;

b.	the full consideration for the Offered Subscription Receipts, determined to be adequate by the Corporation’s Board of Directors, and as provided pursuant to the applicable agreements, if any, pursuant to which such Offered Subscription Receipts are to be issued, in the manner contemplated in the applicable Prospectus Supplement relating thereto, has been received by the Corporation;

c.	if certificated, the Subscription Receipt Certificates representing the Offered Subscription Receipts have been duly executed, countersigned (if required), issued, and delivered in accordance with the terms of the Subscription Receipt Agreement, if any, to the purchasers thereof against payment of the consideration as described in 4.b. above; and

d.	the Subscription Receipt Agreement, if any, relating to the Offered Subscription Receipts has been duly authorized, executed, and delivered by the Corporation,

the Offered Subscription Receipts will be validly issued, and the Offered Subscription Receipts, and the Governing Subscription Receipt Documents, if any, will be valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

5.	With respect to any Units which may be offered pursuant to the Registration Statement (the “Offered Units” and together with the Offered Warrants and Offered Subscription Receipts, the “Offered Other Securities”), when

a.	the terms, issuance and sale of the Offered Units and the Governing Unit Documents, if any, have been duly authorized by all necessary corporate action in conformity with the Constating Documents (as then in effect) and the OBCA (as then in effect), and provided the issuance and sale does not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Corporation or any of its subsidiaries and comply with any requirement or restriction imposed by any stock exchange, court or governmental body having jurisdiction over the Corporation or any of its subsidiaries;

b.	the full consideration for the Offered Units, determined to be adequate by the Corporation’s Board of Directors, for the Offered Units and as provided pursuant to the applicable agreements, if any, pursuant to which such Offered Units are to be issued, in the manner contemplated in the applicable Prospectus Supplement relating thereto, has been received by the Corporation; and

c.	if certificated, the Unit Certificates representing the Offered Units have been duly executed, countersigned (if required), issued and delivered in accordance with the terms of the Unit Agreement, if any, to the purchasers thereof against payment of the consideration as described in 5.b. above; and

d.	the Unit Agreement, if any, relating to the Offered Units, if any, has been duly authorized, executed, and delivered by the Corporation,

the Offered Units will be validly issued and the Offered Units, and the Governing Unit Documents, if any, will be valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

The opinions expressed above regarding the enforceability of Offered Other Securities and the corresponding Transaction Documents are subject to:

(a)	any applicable bankruptcy, insolvency, moratorium, arrangement, winding-up laws or similar laws affecting the enforcement of creditors’ rights generally including laws regarding limitations of action;

(b)	concepts of reasonableness and general principles of equity, including the principle that the granting of equitable remedies such as specific performance and injunctive relief is within the discretion of a court of competent jurisdiction;

(c)	the powers of a court of competent jurisdiction to grant relief from forfeiture, to stay proceedings before it and to stay execution on judgments;

(d)	the qualification that the costs of and incidental to all proceedings authorized to be taken in court are in the discretion of the court and the court has full power to determine by whom and to what extent such costs shall be paid;

(e)	the qualification that rights to indemnity and contribution may be limited by applicable law;

(f)	the qualification that a court may require the discretionary powers expressed to be conferred on any party to such agreement or certificate to be exercised reasonably and in good faith notwithstanding any provisions to the contrary and may decline to accept as conclusive factual or legal determinations described as conclusive therein;

(g)	the qualification that any provision in such agreement or certificate which purports to sever from such agreement or certificate, as the case may be, any provision therein which is prohibited or unenforceable under applicable law without affecting the validity of the remainder of the agreement or certificate, as the case may be, would be enforced only to the extent that the court determined that such prohibited or unenforceable provision could be severed without impairing the interpretation and application of the remainder of the agreement or certificate, as the case may be;

(h)	the qualification that any provision in such agreement or certificate which purports to exculpate a party from liability or duty otherwise owed by it to another and certain remedial terms and waivers of equitable defenses provided for in such agreement or certificate are limited by law; and

(i)	the qualification as to the enforceability of any provision in such agreement or certificate which purports to contract out of, vary or exclude the provisions of the Limitations Act, 2002 (Ontario).

We express no opinion as to (i) the enforceability of any waiver of rights under any usury or stay law or (ii) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any Securities: (i) the Board of Directors of the Corporation, as applicable, together with any designated committee therefor, shall have duly established the terms of such Securities and the applicable Transaction Documents, if any, and shall have duly authorized the issuance and sale of such Securities, and such authorizations shall not have been modified or rescinded; (ii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (iii) a Prospectus Supplement with respect to the applicable Securities has been delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iv) the aggregate amount of Securities offered by the Company in primary offerings under the Registration Statement shall not exceed the limitations of General Instruction I.B.5 of Form F-3, to the extent applicable; (v) each Transaction Document, if any, and the Securities will each be valid, binding and enforceable agreements of each party thereto (other than the Corporation); and (vi) there shall not have occurred any change in the Constating Documents or Applicable Law affecting the validity of such issuance or the validity or enforceability of such Transaction Documents, if any, or Securities. We have also assumed that the execution, delivery and performance by the Corporation of any Transaction Documents, if any, or Securities whose terms are established subsequent to the date hereof (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Corporation.

Our opinion is given as of the date hereof and we do not in any event undertake to advise you of any facts or circumstances occurring or coming to our attention subsequent to the date hereof.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Yours truly,

/s/ Torys LLP